EXHIBIT 5

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to 6/11/26, the date of the event which required filing of this Schedule 13D/A.  All trades were effected in the open market.

Trade Date	Buy/Sell	Shares	Price
4/28/2026	Sell	6,951	29.13
4/29/2026	Sell	26,980	29.01
4/30/2026	Sell	31,603	29.27
5/1/2026	Sell	5,597	29.42
5/4/2026	Sell	9,712	29.15
5/5/2026	Sell	24,679	29.08
5/6/2026	Sell	6,807	29.24
5/7/2026	Sell	1,300	29.27
5/11/2026	Sell	10,951	29.16
5/12/2026	Sell	10,181	29.09
5/13/2026	Sell	19,160	29.07
5/14/2026	Sell	10,341	29.13
5/15/2026	Sell	5,189	28.72
5/18/2026	Sell	6,354	28.76
5/19/2026	Sell	22,076	28.90
5/20/2026	Sell	17,605	28.91
5/21/2026	Sell	12,557	28.98
5/26/2026	Sell	60,955	29.29
5/27/2026	Sell	18,262	29.26
5/28/2026	Sell	8,985	29.27
5/29/2026	Sell	9,915	29.18
6/1/2026	Sell	12,602	29.19
6/2/2026	Sell	13,924	29.21
6/3/2026	Sell	8,529	29.07
6/4/2026	Sell	20,336	29.10
6/8/2026	Sell	1	28.89
6/11/2026	Sell	9,374	28.79